UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 17, 2020

LINCOLN EDUCATIONAL SERVICES CORPORATION
(Exact Name of Registrant as Specified in Charter)

New Jersey	000-51371	57-1150621
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Executive Drive, Suite 340, West Orange, New Jersey  07052

(Address of Principal Executive Offices)   (Zip Code)

Registrant’s telephone number, including area code: (973) 736-9340

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934  (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.01 Par Value	LINC	NASDAQ

Item 8.01	Other Events.

On March 17, 2020, Lincoln Educational Services Corporation (the “Company”) announced that, due to the outbreak of the COVID-19 virus, the Company would transition its programs from classroom instruction to remote online learning, on a temporary basis, starting Thursday, March 19, 2020, at all but one of its campuses, in order to minimize the spread of the virus and provide a healthy environment for the Company’s students. The Company’s Euphoria Institute of Beauty Arts and Sciences campus in Las Vegas, NV is awaiting approval from the state's Board of Cosmetology regarding the ability to provide distance learning for the programs offered there. Distance learning at the campuses will continue until such time as the risk of spreading the virus has subsided. The Company expects this operational change to be temporary and will return to traditional hands-on training programs at that time. Throughout this period of remote instruction, campuses will remain open, unless circumstances warrant otherwise, to allow students to access Wi-Fi, if needed, or to receive additional assistance from various student services departments including Financial Aid and Career Services.

A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release of Lincoln Educational Services Corporation dated March 17, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LINCOLN EDUCATIONAL SERVICES CORPORATION

Date: March 17, 2020

	By:	/s/	Brian K. Meyers
	Name:		Brian K. Meyers
	Title:		Executive Vice President, Chief Financial Officer and Treasurer